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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-93005, 333-85047, 333-90587 and
333-71863), on Forms S-8 (Nos. 333-94645, 333-94479, 333-93189 and 333-91117)
and on Form S-4 (File No. 333-95977) of CMGI, Inc. of our report dated January 25, 2000 relating to the financial statements of Tallan, Inc., which appears in this Current Report on Form 8-K of CMGI, Inc.


PricewaterhouseCoopers LLP

Hartford, Connecticut
March 8, 2000